UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2018

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On July 31, 2018 (the “Closing Date”), Zoetis Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Abaxis, Inc., a California corporation (“Abaxis”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2018, by and among the Company, Abaxis and Zeus Merger Sub, Inc., a California corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Abaxis, with Abaxis continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Item 2.01 Completion of Acquisition or Disposition of Assets.
As described in the Introductory Note, on the Closing Date, the Company completed its previously announced acquisition of Abaxis.
At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each outstanding share of common stock, no par value, of Abaxis (the “Abaxis Common Stock”) (other than shares, if any, held by Abaxis, the Company, Merger Sub or any of their subsidiaries and shares with respect to which dissenters rights were properly demanded in accordance with the Corporations Code of the State of California) was converted into the right to receive $83.00 in cash, without interest, per share (the “Merger Consideration”).
Additionally, subject to the terms and conditions of the Merger Agreement, certain Abaxis time- and performance-based restricted stock unit awards vested automatically upon the occurrence of the Effective Time in accordance with their existing terms and were cancelled and automatically converted into the right to receive the Merger Consideration in respect of each share of Abaxis Common Stock underlying such awards. All other Abaxis time- and performance-based restricted stock unit awards were cancelled and automatically converted at the Effective Time into time-vesting restricted stock unit awards with respect to shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), with the number of underlying shares adjusted to reflect an exchange ratio based on the closing prices of shares of Company Common Stock and Abaxis Common Stock for the ten full trading days before the closing of the Merger, and on substantially the same terms and conditions (including the time-based vesting schedule) as were applicable to such Abaxis restricted stock unit awards immediately prior to the Effective Time, except that any performance goals underlying such Abaxis performance-based restricted stock unit awards were deemed satisfied as of the Effective Time.
Upon the closing of the Merger, the shares of Abaxis Common Stock, which previously traded under the ticker symbol “ABAX” on the NASDAQ Stock Market (the “NASDAQ”), have ceased trading on, and were delisted from, the NASDAQ.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.
Item 8.01. Other Events
On July 31, 2018, the Company issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Abaxis required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Zoetis Inc., Zeus Merger Sub, Inc. and Abaxis, Inc., dated as of May 15, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of
Zoetis Inc., filed with the U.S. Securities and Exchange Commission on May 16, 2018).

99.1	Press Release of Zoetis Inc., issued on July 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: July 31, 2018